Exhibit 4.2

THIS NOTE IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF HEARTLAND FINANCIAL USA, INC. (“HEARTLAND”) THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC, AS DEPOSITARYFOR THIS SERIES OF SECURITIES, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH HEARTLAND OR ANY “AFFILIATE” OF HEARTLAND WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO HEARTLAND, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFEROR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HEARTLAND PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO HEARTLAND. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

HEARTLAND FINANCIAL USA, INC.

5.75% SUBORDINATED NOTES DUE 2024

No. A-1	U.S. $75,000,000

CUSIP NO. 42234Q AB8
ISIN NO. US42234QAB86

HEARTLAND FINANCIAL USA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $75,000,000 (SEVENTY-FIVE MILLION DOLLARS) on December 30, 2024, and to pay interest thereon from December 17, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30 and December 30 in each year, commencing June 30, 2015, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment; provided that the interest rate on this Notes shall be subject to increase under the circumstances provided below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Corporation maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

HEARTLAND FINANCIAL USA, INC.

Dated:	December 17, 2014

		By:		/s/ Bryan R. McKeag
			Name:	Bryan McKeag
			Title:	Executive Vice President, Chief Financial Officer
Attest:	/s/ Michael Coyle
Name:	Michael Coyle
Title:	Executive Vice President,
Senior General Counsel
and Secretary

(Trustee’s Certificate of Authentication)
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S.BANK NATIONAL ASSOCIATION, as Trustee

Dated:

By:
	Name:	Authorized Officer

[REVERSE SIDE OF THE NOTE]
This Note is one of a duly authorized issue of Securities of the Corporation (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 17, 2014 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Corporation and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

1.    The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

2.    The Notes shall not be redeemable prior to the Maturity Date except as provided herein. The Corporation may, at its option, redeem the Notes before the Maturity Date in whole, at any time, upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Corporation is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). On or after September 30, 2024, the Notes are subject to redemption in whole or in part, at the election of the Corporation.

Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Corporation, provided that, for avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Corporation to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. No such redemption of the Notes by the Corporation prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Corporation under the rules and guidelines of the Federal Reserve Board.

The provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes hereunder.

3.    Registration Default. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement. In the event that:

i.	the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Issue Date, or

ii.	the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Issue Date, or

iii.	the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

iv.
if required pursuant to the Registration Rights Agreement, a Shelf Registration Statement is not filed with the Commission on or prior to (A) the 180th day following the Issue Date or (B) the 60th day after the filing obligation arises, whichever is later, or

v.
if required, a Shelf Registration Statement is not declared effective on or prior to the 225th day following the Issue Date (or, if a Shelf Registration Statement is required to be filed upon the request of any Initial Purchaser, within 30 days after such request), or

vi.
a Shelf Registration Statement is declared effective by the Commission but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason and either (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365‑day period or (C) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 45 consecutive days, or

vii.
the Exchange Offer Registration Statement is declared effective by the Commission but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(f) of the Registration Rights Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(f)(B) of the Registration Rights Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) and either (A) the aggregate number of days in any consecutive 365‑day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365‑day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 45 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a “Registration Default”), the per annum interest rate borne by this Note, so long as this Note is a Registrable Security, shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum immediately following such 90-day period in the case of clause (i) above, immediately following such 120-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 225-day period or 30-day period, whichever ends first, in the case of clause (v) above, immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365‑day period or immediately following the 45th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365‑day period, as of the first day of the third period in any consecutive 365‑day period or immediately following the 45th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 60-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 225-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, the interest rate borne by this Note from the date of such filing, effectiveness, consummation or resumption of effectiveness or usability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Corporation is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.

The Corporation shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indentures. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date. Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Notes for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, the Corporation hereby acknowledges and agrees that, under current interpretations of law by the Commission, Initial Purchasers holding unsold allotments of Notes acquired from the Corporation are not eligible to participate in the Exchange Offer.

4.    The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

5.    If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

6.    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

7.    As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8.    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

9.    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation maintained under Section 1002 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10.    The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

11.     As used in this Note, the following capitalized defined terms shall have the following meanings:
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means any of the Exchange Securities as defined in the Registration Rights Agreement.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Corporation or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Corporation or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Initial Purchaser” means any one of the Initial Purchasers as defined in the Registration Rights Agreement.

“Issue Date” means the date of original issuance of the Notes under the Indenture.

“Private Exchange Securities” means any of the Private Exchange Securities as defined in the Registration Rights Agreement.

“Prospectus” has the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 17, 2014, among the Corporation and the Initial Purchasers.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Restricted Security” means any Note except for (i)  an Exchange Security issued pursuant to the Exchange Offer, (ii) a Note which has been sold or transferred pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, (iii) a Note from which the Securities Act Legend has been removed in accordance with the terms of the Notes, and (iv) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.

“Rule 144” means Rule 144 under the Securities Act, including all successor provisions thereto.

“Rule 144A” means Rule 144A under the Securities Act, including all successor provisions thereto.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Tax Event” shall mean the receipt by the Corporation of an opinion of Independent Tax Counsel to the effect that, as a result of:

•
any amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

•
any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

•
any amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

•
a threatened challenge asserted in writing in connection with an audit of the Corporation’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the first date on which any Notes are sold, there is more than an insubstantial increase in the risk that interest paid by the Corporation on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” shall mean the receipt by the Corporation of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

•
any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation; or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Corporation were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Corporation.

12.    No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the expiration of the Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred:
☐    To the Corporation or a subsidiary thereof; or
☐    To a “qualified institutional buyer” in compliance with Rule 144A; or

☐
To an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring this Note for its own account, or for the account of such institutional accredited investor, for investment purposes pursuant to an exemption from registration; or

☐	Pursuant to and in compliance with Rule 144 or any other available exemption from the registration requirements under the Securities Act; or

☐	Pursuant to a Registration Statement which has become effective under the Securities Act and which continues to be effective at the time of transfer.
Unless one of the boxes is checked and this assignment is otherwise correctly executed, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Date:	Your Signature:

Signature Guarantee:
(signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee “medallion” program pursuant to Commission Rule 17Ad-15.

SCHEDULE A

Schedule of Increases and Decreases in Global Security

The initial principal amount of this Global Security is $____________. The following increases or decreases in the principal amount of this Global Security have been made:

Date made	Amount of increase in principal amount of this Global Security	Amount of decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee